Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports (a) dated February 28, 2012 (except for Notes 2, 4, 16 and 18, as to which the date is June 22, 2012), with respect to the consolidated financial statements of Sunoco, Inc. and subsidiaries included in Sunoco, Inc.’s Current Report (Form 8-K) dated June 22, 2012, filed with the Securities and Exchange Commission; and (b) dated February 28, 2012 with respect to the effectiveness of internal control over financial reporting of Sunoco, Inc. and subsidiaries included in Sunoco, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission, incorporated by reference into the Proxy Statement of Sunoco, Inc. that is made a part of this Amendment No. 2 to the Registration Statement (Form S-4) and Prospectus of Energy Transfer Partners, L.P. for the registration of 56,709,855 common units.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 17, 2012